UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 6, 2010

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2010, Bio-Rad Laboratories, Inc. (the “Company”) offered $425 million aggregate principal amount of its new series of 4.875% Senior Notes due 2020 in an underwritten public offering. The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on December 6, 2010. The offering closed on December 9, 2010. The notes are governed by the terms of an Indenture dated as of December 9, 2010 (the “Base Indenture”), filed as Exhibit 4.1 hereto, as amended and supplemented by a First Supplemental Indenture dated as of December 9, 2010, filed as Exhibit 4.2 hereto (together with the Base Indenture, the “Indenture”), by and between the Company and Wilmington Trust FSB, as trustee.

The notes are subject to redemption at the Company’s option at any time in whole or in part from time to time at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

The net proceeds to the Company from the offering of the notes were approximately $419.3 million, after deducting underwriting discounts and commissions and estimated transaction expenses payable by the Company. The Company intends to use the net proceeds of the offering, together with cash on hand, to redeem all $225.0 million of its outstanding 7.50% Senior Subordinated Notes due 2013 and all $200.0 million of its outstanding 6.125% Senior Subordinated Notes due 2014.

In connection with the offering of the notes, the Company entered into an Underwriting Agreement dated December 6, 2010 (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., which is filed as Exhibit 1.1 hereto.

In connection with the filing of the Underwriting Agreement, the Company is filing an opinion of its special counsel, Latham & Watkins LLP, regarding the validity of the securities being registered, as Exhibit 5.1 hereto.

The descriptions in this Current Report of the notes and the Indenture are not intended to be complete descriptions of those instruments, and the descriptions are qualified in their entirety by the full text of the documents which are attached as exhibits to, and incorporated by reference in, this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with the Form 8-K:

1.1	Underwriting Agreement, dated December 6, 2010, by and among Bio-Rad Laboratories, Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

4.1	Indenture, dated as of December 9, 2010, by and between Bio-Rad Laboratories, Inc. and Wilmington Trust FSB, as trustee.

4.2	First Supplemental Indenture, dated as of December 9, 2010, by and between Bio-Rad Laboratories, Inc. and Wilmington Trust FSB, as trustee.

4.3	Form of 4.875% Senior Note due 2020.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: December 9, 2010	By:	/S/ CHRISTINE A. TSINGOS
Christine A. Tsingos
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2010, by and among Bio-Rad Laboratories, Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

4.1	Indenture, dated as of December 9, 2010, by and between Bio-Rad Laboratories, Inc. and Wilmington Trust FSB, as trustee.

4.2	First Supplemental Indenture, dated as of December 9, 2010, by and between Bio-Rad Laboratories, Inc. and Wilmington Trust FSB, as trustee.

4.3	Form of 4.875% Senior Note due 2020.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).